Exhibit 99.1

FOR IMMEDIATE RELEASE

CUBIST PHARMACEUTICALS TO MOVE CDAD CANDIDATE INTO PHASE 3

Lexington, Mass., September 29, 2011 — Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today announced it plans to move CB-183,315, being studied for the treatment of a severe and sometimes life-threatening diarrhea caused by Clostridium difficile known as C. difficile-associated diarrhea, or CDAD, into late-stage trials. Positive results from a Phase 2 trial for CB-183,315 were announced earlier this year in June, and data from that study were presented earlier this month at the 2011 Interscience Conference on Antimicrobial Agents and Chemotherapy in Chicago. Cubist expects to initiate Phase 3 trials in the first half of 2012.

Steven Gilman, Ph.D., Cubist’s Executive Vice President of Research and Development, said, “The Phase 2 data supported a decision to move CB-183,315 into Phase 3, and we have been making plans to move in that direction pending a comprehensive review of the CDAD commercial opportunity. With that review now complete and a positive commercial analysis, we are excited to be able to advance this compound to help meet what remains a significant and growing need in the treatment of CDAD around the world. Just like our approach to MRSA or with infections caused by Gram-negative bacteria, we are dedicated to providing clinicians, who are seeking multiple agents with different mechanisms of action to effectively treat CDAD, a promising new therapy in CB-183,315.”

About CDAD

CDAD is a disease caused by an overgrowth of, and toxin production by C. difficile, a Gram-positive bacterium naturally found in the lower gastrointestinal tract. This overgrowth is caused by the use of antibiotics for the treatment of common community and hospital acquired infections. Many antibiotics cure the underlying infection but, as a consequence, disrupt the natural balance of intestinal bacteria which allows C. difficile to overgrow. The overgrown C. difficile bacteria produce enterotoxin and cytotoxin, two proteins that can lead to potentially life-threatening severe diarrhea and sepsis (blood infection). CDAD rates and severity are increasing, due in part to the spread of a new strain with increased virulence and greater resistance to fluoroquinolones, a standard of care treatment. According to an article in the October 2008 issue of the New England Journal of Medicine, during the mid- and late-1990s, the reported incidence of C. difficile infections in acute care hospitals in the United States remained stable at 30 to 40 cases per 100,000. However in 2001, this number rose to almost 50, with subsequent increases to the point that the number of cases that were reported in 2005 (84 per 100,000) was nearly three times the 1996 rate (31 per 100,000).

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a class of anti-infectives called lipopeptides, and has an agreement with Optimer Pharmaceuticals, Inc. to co-promote DIFICID™ in the U.S. as a treatment of CDAD (Clostridium difficile-associated diarrhea) in adults. The current Cubist clinical development pipeline includes CXA-201, a novel cephalosporin in combination with tazobactam in development for the treatment of certain serious infections caused by multi-drug resistant (MDR) Gram-negative organisms. CXA-201 is in Phase 3 trials for complicated urinary tract infections (cUTI), and Cubist expects to initiate Phase 3 trials with CXA-201 in complicated intra-abdominal infections (cIAI) by the end of 2011. In addition, Phase 3 trials of CXA-201 in hospital acquired (nosocomial) pneumonia are expected to begin in 2012.  Cubist has announced it expects to initiate Phase 3 trials of a novel antibacterial candidate, CB-183,315, for the treatment of CDAD in the first half of 2012. Cubist also is working on several pre-clinical programs being developed to address areas of significant medical needs. These include therapies to treat various serious bacterial infections and acute pain. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

65 Hayden Avenue, Lexington, MA 02421     P 781.860.8660     F 781.861.0566     www.cubist.com

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

DIFICID is a trademark of Optimer Pharmaceuticals, Inc.

Cubist Safe Harbor Statement

This press release contains forward-looking statements regarding the initiation of Phase 3 trials of our pipeline candidates, CB-183,315 and CXA-201, and the ability of CB-183,315 to treat CDAD. There are many factors that could cause actual results to differ materially from those in these forward-looking statements. These factors include the following:  our pipeline candidates may not show sufficient therapeutic effect or an acceptable safety profile in Phase 3 clinical trials; our pipeline candidates may not act in the way expected based on prior clinical and pre-clinical trials; clinical trials of our pipeline candidates may not be successful or initiated or conducted in a timely manner and the timing of initiation and conduct of subsequent trials is dependent on our ability to successfully work with regulatory authorities, including the FDA and EMEA on the design of the trials, among other things, particularly with respect to CXA-201 given the recent FDA draft guidance on the requirements of registrational trials of nosocomial pneumonia; we plan to rely, to a significant extent, on third party clinical research organizations, or CROs, to help us conduct clinical trials so the success and timing of the trials is dependent our ability to work with such CROs and their performance; the commercial market for the intended uses of our pipeline candidates may not be as large as Cubist anticipates; if approved, our pipeline candidates will compete with products currently on the market and may also compete with products currently in development which may have superior efficacy and/or safety profiles or have other attributes that make it difficult for our pipeline candidates to succeed commercially in such markets; technical difficulties or excessive costs relating to the manufacture or supply of our pipeline candidates may delay the initiation of clinical trials or impact their commercial viability; we plan to rely, to a significant extent, on third party contract manufacturers and suppliers to manufacture and supply our pipeline candidates on our behalf so our ability to obtain adequate supplies of our pipeline candidates is dependent on our ability to work with such third parties and on their performance; we, and Astellas Pharma Inc., from which we have licensed the rights underlying CXA-201 and which has an interest in the intellectual property protecting CXA-201, may not be able to maintain and enforce intellectual property to protect our pipeline candidates; legislative and policy changes in the United States and other jurisdictions where our products are sold that may affect the ease of getting a new product or a new indication approved; and we may encounter other unanticipated or unexpected risks with respect to the development or manufacture of our pipeline candidates. Drug development involves a high degree of risk. Success in pre-clinical trials or early stage clinical trials does not mean that later stage trials will be successful. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent periodic filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings. These statements speak only as of the date of this release, and Cubist undertakes no obligation to update or revise these statements, except as may be required by law.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent annual and quarterly reports with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings, which are incorporated in this press release by this reference.

Forward-looking statements speak only as of the date of this release, and Cubist undertakes no obligation to update or revise these statements, except as may be required by law.

Contacts:

INVESTORS:

Cubist Pharmaceuticals, Inc.

Eileen C. McIntyre

Senior Director, Investor Relations

(781) 860-8533

eileen.mcintyre@cubist.com

MEDIA:

Cubist Pharmaceuticals, Inc.

Francis McLoughlin

Director, Corporate Communications

(781) 860-8777